Exhibit 99.1

Solaicx

Financial Statements

January 2, 2010

Independent Auditors’ Report

The Board of Directors

MEMC Electronic Materials, Inc.:

We have audited the accompanying balance sheet of Solaicx (the Company) as of January 2, 2010, and the related statements of operations, shareholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solaicx as of January 2, 2010, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

As discussed in the notes to the financial statements, the Company adopted FASB Emerging Issues Task Force Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, and FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, as of January 4, 2009.

/s/ KPMG LLP

St. Louis, Missouri

September 13, 2010

SOLAICX

Balance Sheet

As of January 2, 2010

(Amounts in 000’s, except share information)

Assets

Cash and cash equivalents	$715
Accounts receivable, net	250
Inventory, net	1,949
Prepaid expenses and other current assets	1,482

Total current assets	4,396

Property and equipment, net	24,985
Other assets	586

Total assets	$29,967

Liabilities

Accounts payable	$3,982
Convertible notes payable, net of discounts	29,509
Accrued interest on convertible notes payable	2,612
Current portion of capital lease obligations	383
Deferred gain on capital leases	1,002
Accrued liabilities and other	2,960
Preferred stock warrants	4,769

Total current liabilities	45,217

Note payable and accrued interest	212
Obligation under operating leases	454
Capital lease obligations, less current portion	2,363

Total liabilities	$48,246

Commitments

Shareholders’ deficit
Series 1 convertible preferred stock, no par value; 51,000,000 shares authorized, 36,166,413 shares issued and outstanding at January 2, 2010, liquidation preference of $44,381 at January 2, 2010	$21,700
Preferred stock warrants	3,957
Common stock, no par value; 90,000,000 shares authorized: 26,040,752 shares issued and outstanding at January 2, 2010	1,887
Additional paid-in capital	29,407
Accumulated deficit	(75,230)

Total shareholders’ deficit	$(18,279)

Total liabilities and shareholders’ deficit	$29,967

See accompanying notes to financial statements.

SOLAICX

Statement of Operations

For the year ended January 2, 2010

(Amounts in 000’s)

Revenue	$4,682
Cost of revenue	18,108

Gross loss	(13,426)

Operating expenses:
Engineering, research and development	6,110
Sales and marketing	576
General and administrative	3,374

Total operating expenses	10,060

Loss from operations	(23,486)

Interest expense	(7,742)
Other expense, net	(97)
Change in fair value of warrants	2,242

Net loss	$(29,083)

See accompanying notes to financial statements.

SOLAICX

Statement of Shareholders’ Deficit

For the year ended January 2, 2010

(Amounts in 000’s, except share information)

		Convertible preferred stock								Preferred stock warrants			Additional paid-in capital	Accumulated deficit	Total shareholders’ equity (deficit)
		Series A		Series B		Series C		Series 1			Common stock
		Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount

	Balance at January 3, 2009	8,988,589	$5,319	19,416,379	$11,711	33,981,806	$33,951			$9,054	9,244,540	$199	$399	$(45,640)	14,993

*	Cumulative effect of change in accounting principle													(507)	(507)

*	Transfer convertible preferred stock warrants to debt effective January 4, 2009									(3,842)					(3,842)

	Series C warrants exercised for cash					13,206	—								—

*	Series A, B and C convertible preferred stock converted to Series 1 convertible preferred stock	(8,988,589)	(5,319)	(19,416,379)	(11,711)	(33,995,012)	(33,951)	46,730,303	$28,038		15,679,318	1,568	21,375		—

*	Series 1 convertible preferred stock converted to common stock							(10,563,890)	(6,338)		1,056,389	106	6,232		—

*	Series 1 convertible preferred stock warrants converted to common stock warrants									(1,255)			1,255		—

	Issuance of common stock upon exercise of warrants										38,463	8			8

	Issuance of common stock upon exercise of options										22,042	6			6

	Stock based compensation for common stock options issued												146		146

	Net loss													(29,083)	(29,083)

	Balance at January 2, 2010	—	$—	—	$—	—	$—	36,166,413	$21,700	$3,957	26,040,752	$1,887	$29,407	$(75,230)	$(18,279)

*	Represents non-cash financing activity

See accompanying notes to financial statements.

SOLAICX

Statement of cash flows

For the year ended January 2, 2010

(Amounts in 000’s)

Cash flows from operating activities:
Net loss	$(29,083)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock-based compensation	146
Change in inventory reserve	1,689
Loss on disposal of property and equipment	125
Depreciation and amortization	2,311
Non-cash interest expense related to convertible notes payable	5,006
Change in fair value of warrants	(2,242)
Changes in assets and liabilities:
Accounts receivable	2,448
Inventory	2,315
Prepaid expenses and other assets	119
Accrued interest	2,402
Accounts payable	(338)
Accrued liabilities and other	(568)

Net cash used by operating activities	(15,670)

Cash flows from investing activities:
Purchase of property and equipment	(2,736)
Other	2

Net cash used by investing activities	(2,734)

Cash flows from financing activities:
Proceeds from convertible notes payable	13,172
Proceeds from convertible preferred stock warrants	2,663
Payment on capital lease obligations	(945)
Other	13

Net cash provided by financing activities	14,903

Net decrease in cash and cash equivalents	(3,501)

Cash and cash equivalents at beginning of period	4,216

Cash and cash equivalents at end of period	$715

Cash paid for interest	$514

See accompanying notes to financial statements.

SOLAICX

NOTES TO FINANCIAL STATEMENTS

AS OF JANUARY 2, 2010

(In ‘000 except share and per share information)

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

Solaicx (the “Company”) was incorporated in the state of California on February 25, 2002. The Company has developed manufacturing technology designed to yield low-cost, high-efficiency silicon wafers for the photovoltaic (PV) industry.

In April 2010, all outstanding convertible notes and warrants (Notes 3 and 5) were converted to equity or settled (Note 9).

On July 1, 2010, MEMC Electronic Materials, Inc. (“MEMC”) acquired all of the Company’s outstanding equity securities from existing shareholders, resulting in a 100% change in control of Solaicx. As from that date, Solaicx is a wholly owned subsidiary of MEMC. The financial statements of Solaicx as of and for the year ended January 2, 2010 (“FY 2009”) do not reflect any adjustments attributable to MEMC’s purchase in 2010. MEMC has committed to Solaicx to provide any necessary financial support sufficient for Solaicx to support its liquidity needs, or to otherwise satisfy on a timely basis all liabilities and obligations of Solaicx when due, to the extent necessary.

Fiscal years - The Company’s fiscal year ends on the first Saturday following December 31.

Estimates - In preparing the financial statements, the Company uses estimates and assumptions that may affect reported amounts and disclosures. Estimates are used when accounting for lease classification, depreciation, income taxes, and inventory valuation. To the extent there are material differences between the estimates and actual results, our future results of operations would be affected.

Cash and cash equivalents - The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents. As of January 2, 2010, cash and cash equivalents consist of cash deposited with banks and money market funds in amounts in excess of the federal deposit insurance limit by $305.

Foreign currency transactions - The Company incurs certain vendor liabilities in a foreign currency (Euro). Such liabilities are remeasured in the statement of operations each reporting period into U.S. Dollars at the exchange rate prevailing at the reporting date until settlement occurs. For FY 2009, the Company incurred net exchange losses of $159.

Concentrations of credit risk - The Company’s product revenues are concentrated in an industry which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies, could adversely affect the Company’s operating results. The Company also sells in international markets and sales to customers outside of the United States of America amounted to 35% of total sales during FY 2009.

Sales in FY 2009 to specific customers exceeding 10% of revenue were as follows:

Customer A	23%
Customer B	16%
Customer C	14%
Customer D	12%

Accounts receivable from customer B accounted for 96% of total outstanding accounts receivable as of January 2, 2010. Customers A, C and D had no outstanding accounts receivable balance as of January 2, 2010.

The Company purchases inventory raw materials and supplies used in production from a variety of vendors. Net purchases for fiscal year ended January 2, 2010 include purchases from one vendor of 10.5% of total purchases.

The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts to ensure trade receivables are not overstated due to uncollectibility. Allowances are provided for individual accounts receivable when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of a bankruptcy, deterioration in the customer’s operating results or change in financial position. If circumstances related to customers change, estimates of the recoverability of receivables are further adjusted. The Company also considers broader factors in evaluating the sufficiency of its allowances for doubtful accounts, including the length of time receivables are past due, macroeconomic conditions, significant one-time events and historical experience. As of January 2, 2010, the Company had an allowance for doubtful accounts of $11 for estimated credit losses.

Inventories - Inventories are stated at the lower of actual cost or market using the first-in first-out method. The valuation of inventory is assessed periodically and written down for estimated excess and obsolete inventory based on estimates about future demand.

Property and equipment - Property and equipment are stated at cost. The cost of self-constructed property and equipment includes all direct costs, including directly attributable labor and fixed overhead costs, and interest cost on outstanding borrowings whenever a period of time is required for the construction of the asset. For FY 2009, $180 of interest cost was capitalized to self-constructed property and equipment.

Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets, generally 36 to 180 months. Property under capital leases is depreciated over the shorter of estimated useful lives of the assets or the lease term, unless the Company has a bargain buy-out option upon termination of the capital lease, in which case the Company amortizes the property over their estimated useful lives. Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition, the cost and related accumulated depreciation and amortization are removed from the accounts and the resulting gain or loss is reflected in the statement of operations.

Long-lived assets - The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. No such impairments have been identified to date.

Revenue recognition - Revenue from the sale of ingot is recognized at time of shipment to the end customer, provided that no remaining Company obligations exist, and collectability of the sales consideration is reasonably assured.

Stock-based compensation - The Company determines compensation cost arising from option grants to employees and non-employee directors based upon the estimated grant date fair value, net of estimated forfeitures. The Company recognizes compensation costs resulting from options on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four to five years.

Research and development - Research and development costs are charged to operating expenses as incurred.

Fair value of financial instruments - Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and debt, all of which have carrying values that approximate fair value due principally to the short term nature of such items.

Shipping and handling costs - Costs incurred for shipping and handling are recorded in cost of goods sold. The Company bills customers for shipping and handling and includes such amounts in revenue.

Income taxes - Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities as well as net operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

NOTE 2 – SIGNIFICANT FINANCIAL STATEMENT COMPONENTS

Inventory - Inventories consisted of the following at January 2, 2010:

Purchased parts and materials	$1,443
Work in process	122
Finished goods	384

$1,949

As of January 2, 2010, the Company had $1,982 of inventory reserves for lower of cost or market adjustment. Additionally, during fiscal year ended January 2, 2010, the Company recorded adjustments to inventory of $1,689 based on the inventory valuation analysis performed.

Prepaid expenses and other current assets - Prepaid expenses and other current assets consisted of the following at January 2, 2010:

Prepaid expenses	$731
Prepaid interest	50
Grower spares and tools	490
Prepaid issuance costs related to equity instruments	211

$1,482

Property and equipment - Property and equipment consisted of the following at January 2, 2010:

Computers and equipment	$15,299
Computer software	270
Construction-in-process (manufacturing equipment)	6,130
Leasehold improvements	8,159

29,858
Less: accumulated depreciation	(4,873)

Total property and equipment, net	$24,985

Depreciation expense for fiscal year ended January 2, 2010 was $2,311. Included in property and equipment at January 2, 2010 are leased assets aggregating $4,733 and the related accumulated depreciation of $965.

Accrued liabilities - Accrued liabilities consisted of the following at January 2, 2010:

Accrued expenses	$265
Accrued employee costs	455
Accrued consulting cost	2,000
Sales taxes payable	240

$2,960

Sales taxes collected from customers and remitted to government authorities are recorded net in cost of revenue.

NOTE 3 – FINANCING ARRANGEMENTS

Convertible notes payable - During the period from October 2008 through January 2, 2010, the Company issued convertible notes payable to existing shareholders of the Company aggregating $29,509, including $13,674 in 2008 and $15,835 in 2009. The convertible notes issued prior to June 16, 2009 bore an initial interest rate of 8% per annum through June 16, 2009, at which time the interest rate was changed to 15% per annum. Noteholders became entitled to this interest rate increase by purchasing a note under the June 2009 agreement. The convertible notes issued after June 16, 2009 bear an interest rate of 15% per annum. Prior to June 16, 2009, at any time prior to payment in full of the principal amount plus all accrued and unpaid interest of the convertible notes, upon the written consent of the largest note holder, the outstanding principal amount and accrued interest could be converted into shares of the Company’s equity securities issued and sold at the close of the Company’s next equity financing yielding gross proceeds of at least $35,000 in the aggregate (a “Qualified Financing”), including the principal and accrued interest of the convertible notes converted. Subsequent to June 16, 2009, all convertible notes payable, including those issued prior to June 16, 2009 (which were amended), contained the following conversion features: In the event of an equity financing of the Company’s next series of convertible preferred stock with proceeds of at least $10,000, excluding any indebtedness converted into convertible preferred stock (“Series 2 Financing”), the outstanding principal amount and accrued interest will convert, at the election of the majority of the note holders, into either shares of the Company’s equity securities issued in the Series 2 Financing or shares of Series 1 convertible preferred stock (“Series 1”). At any time the convertible notes are outstanding, a majority of the note holders may elect to convert the outstanding principal amount and accrued interest into shares of Series 1. The conversion of the convertible notes into equity securities will be based on a percentage, from either 80% or 100%, of the price paid by other purchasers in Series 2, or $1.22712 if converted into Series 1. The convertible notes are collateralized by substantially all of the assets of the Company. For convertible notes issued prior to April 6, 2009, the notes became callable effective April 6, 2009, at the option of the majority note holder. All notes issued after April 6, 2009 are immediately callable at the option of the majority note holder.

In connection with the issuance of the convertible notes, the Company issued detachable warrants to the note holders to purchase equity securities issued in the next Qualified Financing with a value up to 30% of the principal of the convertible notes at the price per share at which the Qualified Financing is closed. In the event that no Qualified Financing occurs prior to the earlier of (i) four years from the issue date of the warrants, (ii) a change of control, (iii) a liquidation or (iv) an Initial Public Offering, the warrants will be exercisable for shares of Series 1 preferred stock at a price of $1.22712 per share. The warrants expire at the earlier of five years or at the time the Company is acquired or completes a registered public offering of common stock. The Company valued the warrants at the date of issuance using the Black-Scholes option pricing model applying the contractual life of five years, risk-free interest rates varying between 1.72% and 2.75%, an expected dividend yield of 0%, volatility varying between 53.3% and 62.9% and a fair value of Series 1 preferred stock of between $0.60 and $1.80 per share. This resulted in the recognition of debt discount associated with the fair value of the warrants of $2,663 for FY 2009. The discount was amortized as non-cash charges to interest expense as of the earliest date the convertible notes became callable. Notes issued prior to January 3, 2009 were initially callable after 6 months, and the resulting discount was amortized over that period. As discussed above, those outstanding notes were amended in FY 2009 to be immediately callable, similar to the new notes issued in FY 2009. Accordingly, all remaining and associated discount was recognized as expense in FY 2009.

On January 4, 2009, the Company adopted a new accounting principle which provides guidance for determining whether an instrument (or embedded feature) is indexed to an entity’s own stock (FASB EITF 07-5). As a result, the fair value of the warrants as of January 4, 2009 was reclassified from equity to current liability. The difference between fair value as of issuance dates and the adoption date was $507 and was recognized as the cumulative effect of change in accounting principle with the adjustment reflected in accumulated deficit. Prospectively, the warrant liability will be remeasured to fair value through the statement of operations each reporting period.

The activities related to the convertible notes for FY 2009 were as follows:

	Face Value	Discount for Warrants	Net Carrying Value
Balance at January 3, 2009	13,674	(2,344)	11,330
Notes issued	15,835	(2,663)	13,172
Amortized as interest expense		5,007	5,007

Balance at January 2, 2010	$29,509	—	$29,509

Capital lease obligations - In December 2007, the Company entered into a sale-leaseback transaction and sold equipment to an unrelated party for a gain of $1,253. The resulting lease contains a bargain purchase option and was treated as a capital lease. The gain was deferred and is being amortized over the estimated remaining useful life of the equipment of 10 years due to the bargain purchase option contained in the lease. The Company recognized $125 of this gain during fiscal year ended January 2, 2010. The original agreement requires 12 quarterly payments commencing on January 1, 2008 of $439, including interest at a rate of 18.5%, and a final payment of $900 on December 31, 2010. During fiscal 2009, the payment schedule under the lease was amended to allow for four interest-only payments of $50 to be made for the four quarters commencing October 1, 2009 and effective October 1, 2010, the quarterly lease payments will revert to $439 and a final payment of $900 to be made on December 31, 2011. The related assets secure the lease.

The Company has also entered into multiple capital lease agreements to finance the acquisition of property and equipment. The agreements require monthly payments of $8, including interest at rates ranging from 5% to 17%. The related assets secure the leases.

Amortization of assets recorded under capital leases is included with depreciation expense. Future payments required under all capital lease agreements at January 2, 2010 are as follows:

Fiscal year
2010	$664
2011	2,689
2012	12

3,365

Less: interest portion	619

2,746

Less: current portion	383

$2,363

Total interest expense on the Company’s capital leases amounted to $514 for fiscal year ended January 2, 2010.

Note payable - In September 2008, the Company issued a note payable to the State of Oregon Economic and Community Development Department (the “Community Development Department”) of $200. The note payable bears interest at 5% and the principal and accrued interest is repayable in January 2011. Under certain circumstances, including the Company having completed a specific project in the State of Oregon as well as maintaining at least 100 full-time equivalent jobs at the Company’s Portland facility for eight consecutive calendar quarters during the period from April 1, 2007 through December 31, 2010, the Community Development Department will forgive the Company’s indebtedness under the terms of the note payable. Through the date of issuance of these financial statements, the Company has not fulfilled all the requirements triggering forgiveness of the note payable, therefore the principle and accrued interest have been recorded in full at January 2, 2010.

NOTE 4 – SHAREHOLDERS’ EQUITY

As of January 4, 2009, the Company was authorized to issue 90,000,000 shares of no par value common stock and 66,584,043 shares of no par value convertible preferred stock as follows: 8,998,589 (issued and outstanding; liquidation preference of $4,949) shares of Series A, 19,416,379 (issued and outstanding; liquidation preference of $10,679) shares of Series B and 38,169,075 (33,981,806 issued and outstanding; liquidation preference of $41,700) shares of Series C.

The significant terms of the Series A, Series B and Series C were as follows:

Dividend provisions - The holders of Series C were entitled to receive, when and if declared by the Board of Directors and in preference to any dividends paid to the holders of Series A, Series B and common stock, noncumulative dividends at a rate of $0.10 per share, per annum, adjustable for certain items such as stock splits and combinations. Subject to preference of Series C, the holders of Series A and Series B were entitled to receive, when and if declared by the Board of Directors, noncumulative dividends at a rate of $0.052 and $0.04 per share, respectively, per annum, adjustable for certain events, such as stock splits and combinations. No dividends or other distributions were allowed to be made with respect to common stock unless the above preferential preferred stock dividends had been declared and paid.

Liquidation preference - In the event of any liquidation, dissolution or winding up of the Company, the holders of outstanding Series C would have been entitled to be paid out of any available funds and assets, and prior and in preference to any payment or distribution of any such funds on any shares of Series A, Series B and common stock, an amount equal to $1.22712 per share, plus all declared but unpaid dividends. After payment in full of the liquidation preference legally available for distribution to the holders of Series C, the holders of outstanding Series A and Series B would have been entitled to be paid out of the available funds and assets, and prior and in preference to any payment or distribution of any such funds on any shares of common stock, an amount equal to $0.55 per share, plus all declared but unpaid dividends. If assets would not have been sufficient to permit payment of the full liquidation preference with regard to Series A and Series B, the entire assets and funds available in the Company would have been distributed among the holders of Series A and Series B ratably in proportion to the full amounts to which they would have otherwise been entitled. Upon completion of a liquidation distribution as described above, all remaining assets of the Company would have been distributed ratably to the holders of Series A, Series B, Series C and common stock in proportion to the number of shares of common stock owned by each holder, as calculated on an as converted to common stock basis.

Conversion rights - Each outstanding share of Series C, Series B and Series A was convertible, at the option of the holder, into shares of common stock at any time after the date of issuance at a conversion rate determined by dividing $1.22712, $0.50 and $0.65 (the Original Issuance Price), respectively, by the Conversion Price. The Conversion Price was equal to the Original Issuance Price, but could have been subject to change due to certain events such as stock splits and combinations as described in the Articles of Incorporation. Each share of each series of preferred stock would have automatically converted into the number of shares of common stock into which such shares were convertible at the then effective conversion rate upon (1) the closing of a public offering of common stock (IPO) at a per share price of at least $3.68 (as adjusted) with gross proceeds of at least $25,000 or (2) the consent of the holders of a majority of the then outstanding shares of preferred stock.

Voting rights - The holders of each share of Series A, Series B and Series C preferred stock were entitled to the number of votes equal to the number of shares of common stock into which such shares are convertible.

The Company’s Seventh Amended and Restated Articles of Incorporation (“Articles of Incorporation”) dated July 22, 2009, authorized the Company to issue 90,000,000 shares of no par value common stock and 51,000,000 shares of no par value convertible preferred stock, all of which are designated Series 1. Immediately prior to the filing of the Articles of Incorporation, each currently outstanding share of Series A convertible preferred stock converted into 0.4482 shares of Series 1 preferred and 0.5518 shares of common stock, each currently outstanding share of Series B convertible preferred stock converted into 0.4482 shares of Series 1 preferred and 0.5518 shares of common stock and each share of Series C convertible preferred stock converted into one share of Series 1 preferred. In August 2009, in connection with the convertible notes issued (see Note 3), each outstanding 10 shares of Series 1 preferred stock converted into one share of common stock for certain shareholders who did not participate in the bridge financing for their pro rata portion of the notes.

The significant terms of the Series 1 preferred stock were as follows:

Dividend provisions - The holders of Series 1 are entitled to receive, when and if declared by the Board of Directors and in preference to any dividends paid to the holders of common stock, noncumulative dividends at a rate of $0.10 per share, per annum, adjustable for certain items such as stock splits and combinations. No dividends or other distributions will be made with respect to common stock unless the above preferential preferred stock dividends have been declared and paid.

Liquidation preference - In the event of any liquidation, dissolution or winding up of the Company, the holders of outstanding Series 1 shall be entitled to be paid out of any available funds and assets, and prior and in preference to any payment or distribution of any such funds on any shares of common stock, an amount equal to $1.22712 per share, plus all declared but unpaid dividends. Upon completion of a liquidation distribution as described above, all remaining assets of the Company will be distributed ratably to the holders of Series 1 and common stock in proportion to the number of shares of common stock owned by each holder, as calculated on an as converted to common stock basis.

Conversion rights - Each outstanding share of Series 1 is convertible, at the option of the holder, into shares of common stock at any time after the date of issuance at a conversion rate determined by dividing $1.22712 (the “Original Issuance Price”) by the Conversion Price. The Conversion Price, initially and as of January 2, 2010, is equal to the Original Issuance Price, but is subject to future change due to certain events such as stock splits and combinations as described in the Articles of Incorporation. Each share of Series 1 preferred stock would have automatically converted into the number of shares of common stock into which such shares were convertible at the then effective conversion rate upon (1) the closing of a public offering of common stock (IPO) at a per share price of at least $3.68 (as adjusted) with gross proceeds of at least $25,000 or (2) the consent of the holders of a majority of the then outstanding shares of preferred stock.

Voting rights - The holders of each share of preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock are convertible.

NOTE 5 – STOCK WARRANTS

In July 2009, each outstanding Series C warrant converted into one Series 1 warrant. In August 2009, in connection with the convertible notes issued (see Note 3), each outstanding Series 1 warrant converted into 0.10 common stock warrant for certain shareholders who did not participate in the bridge financing.

Other than the warrants mentioned in Note 3 above, the Company has the following warrants outstanding on its capital stock at January 2, 2010.

Series 1 warrants

Warrants issued in connection with	Warrants outstanding	Exercise price	Expiration date

Series C issuance costs	130,305	$1.22712	April 23, 2014
Series C financing	2,744,584	$0.01	April 23, 2017
Series C issuance costs	36,671	$1.22712	January 17, 2015

	2,911,560

Common stock warrants

Warrants issued in connection with	Warrants outstanding	Exercise price	Expiration date

Consulting agreement	10,500	$0.014286	November 23, 2013
Series A financing	558,461	$0.01	November 19, 2014
Equipment notes payable	70,612	$0.065	November 19, 2014
Lease agreement	115,385	$1.30	November 19, 2014
Series B financing	126,331	$0.50	October 31, 2015
Series B financing	6,235	$0.50	April 20, 2015
Series C financing	126,249	$0.01	April 23, 2017

	1,013,773

NOTE 6 – STOCK-BASED COMPENSATION

In September 2003, the Company’s Board of Directors approved the adoption of a stock option plan (the Option Plan). As amended, the Option Plan permits the Company to grant options for up to 10,019,482 shares of the Company’s common stock.

Stock-based compensation expense for all share-based payment awards granted after January 1, 2006, and for previous awards modified, repurchased or cancelled after January 1, 2006, is based on the grant-date calculated value. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four to five years. The Company estimated the forfeiture rate for the year ended January 2, 2010 based on its historical experience for annual grant years where the majority of the vesting terms have been satisfied.

The Option Plan provides for the grant of incentive and nonstatutory stock options to employees, nonemployee directors and consultants of the Company. Options granted under the Option Plan generally become exercisable ratably over a four-year period following the date of grant and expire ten years from the date of grant. At the discretion of the Company’s Board of Directors, certain options may be exercisable immediately at the date of grant but are subject to a repurchase right, under which the Company may buy back any unvested shares at their original exercise price in the event of an employee’s termination prior to full vesting. All other options are exercisable only to the extent vested. The exercise price of incentive stock options granted under the Option Plan must be at least equal to 100% of the fair value of the Company’s common stock at the date of grant, as determined by the Board of Directors. The exercise price of nonstatutory options granted under the Option Plan must be at least equal to 85% of the fair value of the Company’s common stock at the date of grant, as determined by the Board of Directors.

For fiscal year ended January 2, 2010, the Company recorded stock-based compensation expense of $146.

Stock option activity for fiscal year ended January 2, 2010 is as follows:

	Shares	Weighted average exercise price per share	Weighted average remaining contractual life (in years)

Outstanding at January 3, 2009	4,308,552	$0.25
Options granted	39,350	$0.34
Options cancelled	(1,362,681)	$0.26
Options exercised	(22,042)	$0.29

Outstanding at January 2, 2010	2,963,179	$0.25	7.40

Vested and expected to vest at January 2, 2010 (1)	2,830,102	$0.23	7.29
Vested at January 2, 2010	2,430,871	$0.23	7.17

(1)	The expected to vest options are the result of applying the pre-vesting forfeiture rate assumptions to total outstanding options.

The total intrinsic value of vested and expected to vest options at January 2, 2010 is $0. The intrinsic value is the difference between the estimated fair value of the Company’s common stock and the exercise price for in-the-money options at January 2, 2010.

The total intrinsic value of options exercised during fiscal year ended January 2, 2010 was not material. The weighted average grant date fair value of options granted during fiscal years ended January 2, 2010 was $0.25.

As of January 2, 2010, there was $78 of unamortized stock-based compensation cost related to unvested stock options which is expected to be recognized over a weighted average period of 2.4 years.

The calculated value of option grants was estimated using the Black-Scholes option pricing model with the following weighted average assumptions for fiscal year ended January 2, 2010:

Expected dividend yield (1)	0%
Risk-free interest rate (2)	1.86%
Expected volatility (3)	83.0%
Expected life (in years) (4)	6.25

(1)	The Company has no history or expectation of paying cash dividends on its common stock.
(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.
(3)	The Company has estimated the volatility of its share price based on the share price volatility of similar publicly-traded entities.
(4)	The expected life of stock options granted under the Option Plan is based on historical exercise and cancellation patterns, which the Company believes are representative of future behavior. The expected life represents the period of time that options granted are expected to be outstanding.

As a result of the acquisition of Solaicx by MEMC in July 2010, all outstanding stock options were settled.

NOTE 7 – INCOME TAXES

The components of the provision for income taxes are as follows for fiscal year ended January 2, 2010:

Deferred income tax benefit:
Federal	$9,830
State	1,797

11,627
Change in valuation allowance	(11,627)

Total provision for income taxes	$—

The components of net deferred tax assets (liabilities) are approximately as follows as of January 2, 2010:

Deferred tax assets	$30,719
Deferred tax liabilities	(1,818)

Total deferred taxes	28,901
Less: valuation allowance	(28,901)

Total net deferred tax assets	$—

Provided below is a reconciliation of the U.S. federal statutory income tax rate to the Company’s actual income tax rate for fiscal years ended January 2, 2010:

Statutory rate	35.0%
Permanent tax differences	(0.2%)
Effect of state taxes	6.2%

Change in valuation allowance	(41.0%)

Effective tax rate	0%

Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain. Accordingly, based on the Company’s history of recurring taxable losses, the net deferred tax assets have been fully offset by a valuation allowance. As of January 2, 2010, the Company had deferred tax assets attributable to federal net operating loss carryforwards of approximately $24,598. If unused, these federal carryforwards are scheduled to start expiring in 2022. As of January 2, 2010, the Company had deferred tax assets attributable to state net operating loss carryforwards of approximately $3,815. If unused, the state net operating loss carryforwards are scheduled to start expiring in 2012.

Due to net operating loss carryforwards, the Company’s federal and state tax returns since inception remain subject to examination by taxing authorities.

Unrecognized tax benefits are tax benefits claimed in our tax returns that do not meet the recognition and measurement standards outlined in FIN 48. As a result of the adoption of FASB FIN 48 on January 4, 2009, the Company recorded a decrease in valuation allowance and a corresponding decrease in deferred tax assets of $1,836 for uncertain tax positions. The Company does not anticipate the settlement of the uncertainty within the next twelve months. At January 2, 2010, the Company has $2,328 of unrecognized tax benefits related to uncertain research and development credits.

The accrual of interest begins in the first reporting period that interest would begin to accrue under the applicable tax law. Penalties, when applicable, are accrued in the financial reporting period in which the uncertain tax position is taken on a tax return. We recognizes interest and penalties related to uncertain tax positions in income tax expense. During the year ended January 2, 2010, no interest and penalties have been recorded. In addition, there is $0 accrued for payment of interest and penalties at January 2, 2010.

NOTE 8 – COMMITMENTS

Operating leases - The Company leases its Santa Clara, California facilities under a noncancelable operating lease expiring in October 2011. The Company subleases its Portland, Oregon facilities under an operating sublease expiring in January 2018. The leases require the Company to pay property taxes, common area maintenance and certain other costs in addition to base rent. Under the terms of the Portland sublease, subject to giving written notice of at least 12 months and paying certain amounts specified in the sublease agreement, the Company may elect to terminate the sublease in January 2012.

During fiscal 2008, the Company entered into an agreement with Portland General Electric (“PGE”) whereby PGE added additional capacity to one of its substations in order to satisfy the Company’s forecasted power requirements at its Portland Facility beginning on April 1, 2009. Under this agreement, the Company paid a deposit of $152 in August 2008 and, commencing July 2009, the Company is required to make minimum monthly payments based on the greater of (i) the Company’s actual power consumption, or (ii) a set minimum amount ranging from $20 to $36 through January 2014. This agreement is accounted for as an operating lease.

Payments related to all of the Company’s operating leases were $1,208 for fiscal year ended January 2, 2010. If the Company does not elect early termination of its Portland sublease agreement, future minimum payments under the operating leases are as follows:

Fiscal year:
2010	$1,485
2011	1,501
2012	1,155
2013	1,173
2014	791
Thereafter	2,447

$8,552

Purchase commitment - At January 2, 2010, the Company has a purchase commitment with one of its vendors of $134. The terms of the commitment are at market price.

NOTE 9 – SUBSEQUENT EVENTS

Effective April 16, 2010, the Company filed its Eighth Amended and Restated Articles of Incorporation (“2010 Articles of Incorporation”) which authorizes the Company to issue 55,000,000 shares of no par value common stock and 45,000,000 shares of no par value convertible preferred stock, of which 2,000,000 are designated Series 1 and 43,000,000 are designated Series 2. Upon the filing of the 2010 Articles of Incorporation, each 21.123229 shares of currently outstanding Series 1 preferred stock converted into one share of Series 1 preferred stock and each 54.098284 shares of currently outstanding shares of common stock converted into one share of common stock.

The significant terms of convertible preferred stock under the 2010 Articles of Incorporation are as follows:

Dividend provisions - The holders of Series 2 preferred stock are entitled to receive, when and if declared by the Board of Directors and in preference to any dividends paid to the holders of Series 1 preferred stock and common stock, noncumulative dividends at a rate of $0.144 per share, per annum, adjustable for certain items such as stock splits and combinations. Subject to the above preferential dividends payable on Series 2 preferred stock, the holders of Series 1 preferred stock are entitled to receive, when and if declared by the Board of Directors and in preference to any dividends paid to the holders of common stock, noncumulative dividends at a rate of $2.112 per share, per annum, adjustable for certain items such as stock splits and combinations. No dividends or other distributions will be made with respect to common stock unless the above preferential preferred stock dividends have been declared and paid.

Liquidation preference - In the event of any liquidation, dissolution or winding up of the Company, the holders of outstanding Series 2 preferred stock shall be entitled to be paid out of any available funds and assets, and prior and in preference to any payment or distribution of any such funds on any shares of Series 1 preferred stock and common stock, an amount equal to $1.80 per share, plus all declared but unpaid dividends. Upon completion of the liquidation distribution as described above, the holders of outstanding Series 1 preferred stock shall be entitled to be paid out of any available funds and assets, and prior and in preference to any payment or distribution of any such funds on any shares of common stock, an amount equal to $2.592 per share, plus all declared but unpaid dividends. Upon completion of the liquidation distribution to the holders of Series 2 and Series 1 preferred stock, all remaining assets of the Company will be distributed ratably to the holders of convertible preferred and common stock in proportion to the number of shares of common stock owned by each holder, as calculated on an as converted to common stock basis.

Conversion rights - Each outstanding share of Series 1 and Series 2 convertible preferred stock is convertible, at the option of the holder, into shares of common stock at any time after the date of issuance at a conversion rate determined by dividing $1.80 (the “Original Issuance Price”) by the Conversion Price. The Conversion Price, initially, is equal to the Original Issuance Price, but is subject to future change due to certain events such as stock splits and combinations as described in the 2010 Articles of Incorporation. Each share of each series of preferred stock would have automatically converted into the number of shares of common stock into which such shares were convertible at the then effective conversion rate upon (1) the closing of a public offering of common stock (IPO) at a per share price of at least $5.00 (as adjusted) with gross proceeds of at least $30,000 or (2) the consent of the holders of a majority of the then outstanding shares of preferred stock.

Voting rights - The holders of each share of preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock are convertible.

Effective April 19, 2010, all outstanding convertible notes (see Note 3) were amended as follows: (i) 69.9% of the outstanding principal and accrued interest converted into Series 2 preferred stock and (ii) the remaining 30.1% of the outstanding principal and accrued interest was forgiven by the noteholders. In conjunction with the amendment to the convertible notes, the warrant coverage on all the convertible notes was reduced from 30% of the principal amount of the convertible notes to 20.97% of the principal amounts of the convertible notes. As a result of the above, all convertible note principal ($29,509 at January 2, 2010) and accrued interest ($2,612 at January 2, 2010) converted into Series 2 preferred stock at $1.80 per share.

Effective April 19, 2010, the Company completed its Series 2 financing and issued 4,722,224 shares of Series 2 preferred stock in exchange for cash of $8,500.

In February 2010, the Company entered into a master supply agreement with a customer for the sale of products to the customer over a period of three years. The Agreement does not constitute a commitment to sell or buy any particular quantity of products and binding commitments shall only arise upon the offer and acceptance of purchase orders between the customer and the Company. In connection with the agreement, the Company issued a warrant to the customer to purchase convertible preferred stock aggregating one percent of total sales to the customer under the agreement. The warrant expires five years after its issue date and becomes exercisable based on the amount of sales. In the event the Company completes a Qualified Financing (a transaction or series of transactions which raises at least $10,000 from the sale of Series 2 preferred stock), the warrants will be exercisable for shares of Series 2 preferred stock at the price paid by investors in the Series 2 financing. If no Qualified Financing occurs, the warrants will be exercisable in shares of Series 1 preferred stock at a price of $1.22712 per share.

The Company has evaluated subsequent events from the date of the most recent fiscal year end through September 13, 2010, the date of issuance of the financial statements.